Exhibit 10.2

FORM OF RESTRICTED STOCK AGREEMENT

EXECUTION COPY

BANKRATE, INC.

2011 EQUITY COMPENSATION PLAN

RESTRICTED STOCK AGREEMENT

This RESTRICTED STOCK AGREEMENT (this “Agreement”), dated as of June 16, 2011 (the “Grant Date”), is delivered by Bankrate, Inc. (the “Company”) to             , an employee of the Company (the “Grantee”).

RECITALS

WHEREAS, the Bankrate, Inc. 2011 Equity Compensation Plan (the “Plan”) provides for Grants of Restricted Stock; and

WHEREAS, the Board of Directors of the Company has decided to make a grant of Restricted Stock in connection with the Company’s initial public offering and as an inducement for the Grantee to promote the best interests of the Company and its stockholders;

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1.	Restricted Stock Grant. The Company hereby grants to the Grantee restricted shares of Stock (the “Restricted Shares”) (initially prior to the June 21, 2011 adjustment), subject to the terms and conditions of this Agreement and the Plan (which is incorporated herein by reference with the same effect as if set forth herein in full) in addition to such other restrictions, if any, as may be imposed by law.

2.	Definitions. All terms used herein shall have the same meaning as in the Plan, except as otherwise expressly provided. For purposes of this Agreement, the term “vest” as used with respect to any Restricted Shares means the lapsing of the restrictions described herein with respect to such Restricted Shares.

3.	Vesting and Forfeiture.

(a)	The Restricted Shares, if not forfeited earlier pursuant to section 3(c) or vested earlier pursuant to Section 3(d), shall vest on the first anniversary of the Grant Date.

(b)	Except as otherwise specifically provided herein, no Restricted Shares shall become vested unless the Grantee is on the applicable vesting date, and since the Grant Date has continuously been, employed by or providing services to the Company and its Affiliates.

(c)

If the Grantee ceases to be employed by or provide services to the Company, any then outstanding and unvested Restricted Shares acquired by the Grantee hereunder shall be automatically and immediately forfeited; provided, however, that in the event that the Grantee ceases to be employed by or provide services to the Company prior to Restricted Shares becoming vested on account of the Grantee’s (i) death or (ii) Disability, then such Restricted Shares shall vest on the date of termination of employment and shall not be forfeited.

(d)	In the event of a Covered Transaction, unvested Restricted Shares shall immediately vest.

(e)	The Grantee hereby (i) appoints the Company as the Grantee’s attorney-in-fact to take such actions as may be necessary or appropriate to effectuate a transfer of the record ownership of any Restricted Shares that are granted or forfeited hereunder, (ii) agrees to deliver to the Company, as a precondition to the issuance of any certificate or certificates with respect to any Restricted Shares granted hereunder, one or more stock powers, endorsed in blank, with respect to such Restricted Shares, and (iii) agrees to sign such other powers and take such other actions as the Company may reasonably request to accomplish the transfer to the Company of any unvested Restricted Shares that are forfeited hereunder.

4.	Nontransferability of Award. The Restricted Shares acquired by the Grantee pursuant to this Agreement shall not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of except as provided herein and in the Plan.

5.	Issuance of Shares. Restricted Shares shall be evidenced by a stock certificate or by book entry on the books and records of the Company, as the Company may determine, in the Grantee’s name. If a Restricted Share is evidenced by a stock certificate, then during the period prior to the vesting of the Restricted Share, such certificate may be issued to the Grantee with a legend substantially in the form set forth in Section 6 below, or alternatively may be held in escrow by the Company on behalf of the Grantee. If unvested Restricted Shares are held in book entry form, the Grantee agrees that the Company may give stop transfer instructions to the depository to ensure compliance with the provisions hereof. Upon the vesting of a Restricted Share, the Company shall promptly deliver to the Grantee a certificate evidencing such Restricted Share, free of all legends, or shall promptly cause any restrictions noted in the book entry to be removed.

6.	Legend. Any certificates representing unvested Restricted Shares shall be held by the Company, and any such certificate shall contain a legend substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE BANKRATE, INC. 2011 EQUITY COMPENSATION PLAN AND A RESTRICTED STOCK AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND BANKRATE, INC. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE OFFICES OF BANKRATE, INC.

As soon as practicable following the vesting of any such Restricted Shares, the Company shall cause a certificate or certificates covering such Restricted Shares, without the aforesaid legend, to be issued and delivered to the Grantee. If any Restricted Shares are held in book-entry form, the Company may take such steps as it deems necessary or appropriate to record and manifest the restrictions applicable to such Restricted Shares.

7.	Dividends. The Grantee shall be entitled to (i) receive any and all dividends or other distributions paid with respect to the Restricted Shares of which the Grantee is the record owner on the record date for such dividend or other distribution, and (ii) vote any Restricted Shares of which the Grantee is the record owner on the record date for such vote; provided, however, that any property (other than cash) distributed with respect to a share of Stock (the “associated share”) acquired hereunder, including without limitation a distribution of Stock by reason of a stock dividend, stock split or otherwise, or a distribution of other securities with respect to an associated share, shall be subject to the restrictions of this Agreement in the same manner and for so long as the associated share remains subject to such restrictions, and shall be promptly forfeited if and when the associated share is so forfeited; and further provided, that the Board may require that any cash distribution with respect to the Restricted Shares be placed in escrow or otherwise made subject to such restrictions as the Board deems appropriate to carry out the intent of the Plan. References in this Agreement to the Restricted Shares shall refer, mutatis mutandis, to any such restricted amounts. Any such amounts shall be paid to the Grantee no later than 30 days after the underlying Restricted Shares become vested.

8.	Sale of Vested Restricted Shares. The Grantee will be free to sell any Restricted Shares that have become vested, subject to (i) satisfaction of any applicable tax withholding requirements with respect to the vesting or transfer of such Restricted Shares; (ii) the completion of any administrative steps (for example, but without limitation, the transfer of certificates) that the Company may reasonably impose; and (iii) applicable requirements of federal and state securities laws.

9.	Certain Tax Matters. The Grantee has been advised to confer promptly with a professional tax advisor to consider whether the Grantee should make an “83(b) election” with respect to the Restricted Shares. Any such election, to be effective, must be made in accordance with applicable regulations and within thirty (30) days following the Grant Date. The Company has made no recommendation to the undersigned with respect to the advisability of making such an election. The Grantee expressly acknowledges that the award or vesting of the Restricted Shares acquired hereunder, and the payment of dividends with respect to the Restricted Shares, may give rise to “wages” subject to withholding, agrees that the Grantee’s rights hereunder are subject to the Grantee’s paying promptly to the Company in cash (or by such other means as may be acceptable to the Company in its discretion) all taxes required to be withheld in connection with such award, vesting or payment.

10.	Governing Law; Captions. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without regard to the principles of conflicts of law thereof. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

11.	Plan. The Restricted Shares are granted pursuant to the Plan which is incorporated herein by reference and the Restricted Shares shall, except as otherwise expressly provided herein, be governed by the terms of the Plan. In the event of a conflict between the provisions of this Agreement and the terms of the Plan, the terms of the Plan shall control. The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. The Grantee and the Company each acknowledge that this Agreement (together with the Plan) constitutes the entire agreement and supersedes all other agreements and understandings, both written and oral, among the parties or either of them, with respect to the subject matter hereof.

12.	No Employment Rights. This Agreement shall not create any right of the Grantee to continued employment with the Company or limit the right of Company to terminate the Grantee’s employment at any time and shall not create any right of the Grantee to employment with the Company.

13.	Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The parties hereto confirm that any facsimile copy of another party’s executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof.

14.	Amendment. This Agreement may be amended only by mutual written agreement of the parties.

IN WITNESS WHEREOF, Bankrate, Inc. has executed this Restricted Stock Agreement as of the date first written above.

BANKRATE, INC.

By:
Name:	Thomas R. Evans
Title:	President and Chief Executive Officer

Acknowledged and agreed:

GRANTEE

Name:

[Signature Page to Restricted Stock Agreement]